Exhibit 99.1
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                CNE Reports Agreement of Plan to Merge Operations

NEW YORK--August 2, 2005--CNE Group, Inc. (AMEX:CNE), announced that it has signed an Agreement of Plan to Merge with Arrow Resources Development Ltd. ("Arrow") to merge operations subject to stockholder approval. The stockholders of CNE Group Inc. will receive 4% of the public Company, and the stockholders of Arrow will receive 96% of the public Company on a fully diluted basis.

Arrow, a Bermuda registered company based in New York City, is initiating the commercial development of timber resources and a eucalyptus plantation operation in Papua, New Guinea through Arrow Pacific Resources PNG Ltd. ("APR"), an affiliated company. Arrow has entered into a Marketing Agreement with APR to act as the management, financial and corporate operations arm for all of APR's timber activities in Papua, New Guinea.

APR has been granted licenses from the government of Papua, New Guinea for the development of plantation operations on more than 750,000 acres of land. The Marketing Agreement provides for Arrow to receive 10% of the gross sales generated by all plantation operations, from all resources and any and all derivative products (e.g. paper, pulp, chips).

The Agreement of Plan to Merge replaces the previous transaction announced on June 1, 2005, in which CNE Group's Board of Directors approved a spin-off to its stockholders of a recently formed subsidiary, Arrow Resources Development, Ltd., a Bermuda corporation on May 20, 2005.

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Forward-looking Statement
-------------------------

Certain statements in this press release constitute "forward-looking statements" relating to CNE Group, Inc. and its subsidiaries (the "Company") within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

Contact

Investor & Public Relations
Harvey Goralnick/Alison Hart
FOCUS Partners LLC
212-752-9445
hg@focuspartners.com

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